UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2023

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

Amendment No. 4 to Joint Development Agreement between FuelCell Energy, Inc. and ExxonMobil Technology and Engineering Company

On August 25, 2023, FuelCell Energy, Inc. (the “Company”) and ExxonMobil Technology and Engineering Company (f/k/a ExxonMobil Research and Engineering Company) (“EMTEC”) entered into Amendment No. 4 to the Joint Development Agreement between the Company and EMTEC (“Amendment No. 4”), effective as of August 31, 2023.

The Joint Development Agreement between the Company and EMTEC (the “Original Agreement”) was executed on November 5, 2019, was effective as of October 31, 2019, and had a term of two years from the effective date, ending on October 31, 2021. Under the Original Agreement, the Company has engaged in exclusive research and development efforts with EMTEC to evaluate and develop new and/or improved carbonate fuel cells to reduce carbon dioxide emissions from industrial and power sources in exchange for (i) payment by EMTEC of certain fees and costs (including research costs of up to $45,000,000) as well as certain milestone-based payments, and (ii) certain licenses, in each case as described in the Original Agreement. The terms of the Original Agreement are described more fully in the Current Report on Form 8-K filed by the Company on November 6, 2019.

In Amendment No. 1 to the Joint Development Agreement (“Amendment No. 1”), which was executed on October 29, 2021 and effective as of October 31, 2021, the Company and EMTEC agreed, among other things, to extend the term to April 30, 2022. Amendment No. 1 allowed for the continuation of research intended to enable incorporation of design improvements to Company fuel cell design in order to support a decision to use the improvements in a future demonstration of the technology for capturing carbon at an ExxonMobil refinery located in Rotterdam, Netherlands (such demonstration, the “Rotterdam Project”) and provided additional time to achieve Milestone 1, as defined in the Original Agreement. The terms of Amendment No. 1 are described more fully in the Current Report on Form 8-K filed by the Company on November 2, 2021.

In Amendment No. 2 to the Joint Development Agreement (“Amendment No. 2”), which was executed on April 29, 2022 and effective as of April 30, 2022, the Company and EMTEC agreed to further extend the term to December 31, 2022 and to increase the maximum amount of research costs to be reimbursed by EMTEC from $45,000,000 to $50,000,000. Amendment No. 2 allowed for the continuation of research intended to enable the parties to (i) gain an improved understanding of the fuel cell operating envelope for various carbon capture applications; and (ii) complete data collection to support the project gate decision for the Rotterdam Project. In Amendment No. 2, the Company and EMTEC also agreed to conduct a joint market study to (a) define application opportunities, commercialization strategies, and development requirements, (b) identify partners for potential pilot/demonstration projects and (c) assess fuel cell/stack/module manufacturing scale-up and cost reduction. The terms of Amendment No. 2 are described more fully in the Current Report on Form 8-K filed by the Company on May 5, 2022.

In Amendment No. 3 to the Joint Development Agreement (“Amendment No. 3”), which was fully executed on December 19, 2022 and effective as of December 1, 2022, the Company and EMTEC agreed to further extend the term such that it would end on August 31, 2023 and to further increase the maximum amount of research costs to be reimbursed by EMTEC from $50,000,000 to $60,000,000. Amendment No. 3 (i) allowed for continuation of research intended to enable the parties to finalize data collection in support of the project gate decision for the Rotterdam Project, (ii) allowed for the continuation of the development, engineering and mechanical derisking of the Generation 2 Technology fuel cell module prototype, and (iii) allowed for studying the manufacturing scale-up and cost reduction of a commercial Generation 2 Technology fuel cell carbon capture facility. The terms of Amendment No. 3 are described more fully in the Current Report on Form 8-K filed by the Company on December 19, 2022.

In Amendment No. 4, the Company and EMTEC agreed to further extend the term such that it will end on March 31, 2024 (unless terminated earlier) and to further increase the maximum amount of research costs to be reimbursed by EMTEC from $60,000,000 to $67,000,000. Amendment No. 4 is intended to allow the parties the opportunity to continue (i) derisking of the Generation 2 Technology fuel cell module demonstration prototype and (ii) the joint marketing and sales efforts to inform development of a new business framework between the parties beyond the current joint development agreement structure.

The foregoing summary of the terms of Amendment No. 4 is qualified in its entirety by reference to the full text of Amendment No. 4, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Other Material Relationships with EMTEC

In addition to the Original Agreement (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, and Amendment No. 4), in June 2019, the Company and EMTEC entered into a license agreement to facilitate the further development of the Company’s SureSource CaptureTM product. Pursuant to this license agreement, the Company granted EMTEC and its affiliates a non-exclusive, worldwide, fully-paid, perpetual, irrevocable, non-transferable license and right to use the Company’s patents filed on or before April 30, 2021, and any data, know-how, improvements, equipment designs, methods, processes and the like provided directly by the Company or its affiliates to EMTEC or its affiliates under any agreement or otherwise, on or before April 30, 2021, to the extent it is useful to research, develop and commercially exploit carbonate fuel cells in applications in which the fuel cells concentrate carbon dioxide from industrial and power sources and for any other purpose attendant thereto or associated therewith.

This license agreement is being described only for the purpose of describing the material relationships between the Company and EMTEC and is not impacted by Amendment No. 4.

Additionally, the Company and EMTEC previously entered into a letter agreement, dated as of October 28, 2021 and executed on October 29, 2021 (the “2021 Letter Agreement”), pursuant to which the Company agreed to invest with EMTEC in the Rotterdam Project, should EMTEC move forward with the demonstration project.  In the 2021 Letter Agreement, the Company agreed that, if (i) the Company achieves Milestone 1 (which occurred in January 2022), and (ii) EMTEC and the Company execute a contractual agreement to proceed with the Rotterdam Project, then at EMTEC’s option, the Company will either make an investment in the amount of $5,000,000 in the Rotterdam Project or discount EMTEC’s purchase of the Company’s fuel cell module and detailed engineering design, as agreed to by the parties, required for the Rotterdam Project by said amount.

On May 8, 2023, the Company entered into a second letter agreement (the “2023 Letter Agreement”) with EMTEC, which clarified and confirmed that the investment conditions set forth in the 2021 Letter Agreement were deemed satisfied by the parties notwithstanding that EMTEC had not yet made the project gate decision for the Rotterdam Project. In the 2023 Letter Agreement, the Company and EMTEC agreed that the conditions set forth in the 2021 Letter Agreement were met in April 2023 upon the placement by ESSO Nederland B.V., an affiliate of ExxonMobil Corporation  and EMTEC, of a binding purchase order for long-lead fuel cell stack module equipment and tooling to be acquired from various third-party vendors, as well as engineering support from the Company that would be required in connection with the implementation of a potential demonstration of modular point source carbon capture at an ExxonMobil facility.

The parties further agreed in the 2023 Letter Agreement that: (a) as of April 30, 2023, the Company has committed $2.5 million as an investment in the Rotterdam Project, as evidenced by purchase orders issued by the Company to certain third-party vendors; and (b) the Company will discount $2.5 million from the first invoices issued to EMTEC after the date of the 2023 Letter Agreement for EMTEC’s purchase of the Company’s fuel cell module and/or development and engineering design, as agreed to by the parties, for the Rotterdam Project.  These commitments and discounts together represent the full $5.0 million investment by the Company contemplated by the 2021 Letter Agreement and satisfy the Company’s obligations with respect to such investment.  Discounts pursuant to the 2023 Letter Agreement which may be provided to EMTEC related to development and engineering design for the Rotterdam Project (see clause (b) above) could include discounts to invoices for development and engineering work to be performed by the Company under the Original Agreement, as amended, with respect to the Rotterdam Project. Such discounts would reduce the amount of engineering design costs to be reimbursed by EMTEC under the Original Agreement, as amended.

As of April 30, 2023, the Company had committed $2.5 million as an investment in the Rotterdam Project, as evidenced by purchase orders for material and equipment issued by the Company to certain third-party vendors.

The 2021 Letter Agreement and the 2023 Letter Agreement are being described only for the purpose of describing the material relationships between the Company and EMTEC and are not impacted by Amendment No. 4.

Item 7.01.   Regulation FD Disclosure.

On August 28, 2023, the Company issued a press release announcing the execution of Amendment No. 4. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Amendment No. 4 to Joint Development Agreement between FuelCell Energy, Inc. and ExxonMobil Technology and Engineering Company, executed on August 25, 2023 and effective as of August 31, 2023.

99.1	Press Release issued by FuelCell Energy, Inc. on August 28, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: August 28, 2023	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer